                                                                    EXHIBIT 99.1

NEWS RELEASE

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15301 W. 109th Street, Lenexa, KS  66219    Phone: 913-647-0158   Fax:  913-647-0132
                                                                  investorrelations@elecsyscorp.com

FOR IMMEDIATE RELEASE:

Contact:          Karl B. Gemperli
                  (913) 647-0158, Phone
                  (913) 647-0132, Fax
                  investorrelations@elecsyscorp.com

ELECSYS CORPORATION ANNOUNCES SECURITIES PURCHASE BY MANAGEMENT AND
RESIGNATION OF DIRECTOR

         Lenexa, Kansas (June 2, 2004) - Elecsys Corporation (AMEX: ASY), today announced that the Company's management team purchased all of the common stock and the subordinated debenture held by KCEP Ventures II, L.P. ("KCEP").
Individual management team members purchased all of KCEP's ownership position in the Company's common stock and Eiger Investment Group, L.L.C., which is owned by the Company's management team, purchased the $500,000 convertible subordinated debenture from KCEP. As part of this transaction, Mr. David J. Schulte, a
Managing Director of KCEP, resigned from the Company's Board of Directors.

         Elecsys Corporation, through its wholly owned subsidiary DCI, Inc., is a designer, manufacturer, and integrator of custom electronic interface solutions for original equipment manufacturers ("OEMs") in the medical, aerospace, communications and industrial product industries. The Company has unique capabilities to design and efficiently manufacture custom electronic assemblies which integrate a variety of interface technologies such as custom liquid crystal displays, light emitting diode displays, and keypads with circuit boards and other electronic components. The Company becomes an extension of the
OEM's organization by providing key expertise that enables rapid development and manufacture of electronic products from product conception through volume production. For more information, visit our websites at www.elecsyscorp.com and
www.dciincorporated.com.

Safe-Harbor statement: The discussions set forth in this press release may contain forward-looking comments based on current expectations that involve a number of risks and uncertainties. Actual results could differ materially from those projected or suggested in the forward-looking comments. The difference could be caused by a number of factors, including, but not limited to the factors and conditions that are described in Elecsys Corporation's SEC filings, including the Form 10-KSB for the year ended April 30, 2003. The reader is cautioned that Elecsys Corporation does not have a policy of updating or revising forward-looking statements and thus he or she should not assume that silence by management of Elecsys Corporation over time means that actual events are bearing out as estimated in such forward-looking statements.